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                                                                  Exhibit (g)(3)

        FORM OF AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     Amendment dated _______________, 2002, to the Custody and Investment Accounting Agreement, dated June 1, 2001, as amended, by and between State Street Bank and Trust Company of California, N.A. (the "Custodian"), State Street Bank and Trust Company ("State Street Boston") and Pacific Select Fund (the "Fund") (the "Custodian Contract").

     In consideration of the promises and covenants contained herein, the Custodian, State Street Boston and the Fund hereby agree as follows:

1. Section V.A. of the Custodian Contract is hereby amended to read as follows:

     V.  INSTRUCTIONS  The term "Instructions", which may also be standing
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     instructions, as used herein, shall mean instructions to Custodian from a designated representative of Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian or State Street Boston and the person giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund, the Custodian and State Street Boston. Certified copies of Resolutions of the Board naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the Resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section V., no authorizations or Instructions received by Custodian from Fund, will be deemed to authorize or permit any trustee, officer, employee, or agent of Fund to withdraw any of the Assets upon the mere receipt of such authorization or Instructions from such trustee, officer, employee or agent.

2. Section II.C. 3 is hereby amended by striking ", subject to approval and annual review of the arrangement by the Board of Trustees of the Fund".

3. Section II.C. 4 is hereby amended by striking ", subject to approval and annual review of the arrangement by the Board".

4. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the _____ day of ________, 2002.

STATE STREET BANK AND TRUST COMPANY       STATE STREET BANK AND TRUST COMPANY
OF CALIFORNIA, N.A.
                                          By:
By:                                           --------------------------------
    --------------------------------      Name, Title:
Name, Title:                                           -----------------------
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                                          PACIFIC SELECT FUND

                                          By:
                                              --------------------------------
                                          Name, Title:
                                                       -----------------------